Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of December 3, 2020, by and among GAN Limited, a Bermuda exempted company (the “Company”), and the equity security holders of the Company as identified on Schedule A hereto the “Selling Stockholders”), with respect to the following facts:

A. The Company is considering consummating a public offering in which certain of the Company’s ordinary shares, par value $0.01 per share (“Ordinary Shares”) will be sold to an underwriter on a firm commitment basis for reoffering to the public (the “Secondary Public Offering”).

B. The Selling Stockholders desire to participate in the Secondary Public Offering, and the Company is willing to allow the Selling Stockholders to participate in the Secondary Public Offering, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and intending to be legally bound, the parties agree as follows:

1. Definitions. As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

“Minimum Company Raise” shall have the meaning set forth in Section 3(c) below.

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

“Registration Expenses” shall mean all expenses other than underwriting discounts and commissions and stock transfer taxes incurred in connection with the registration and sale of Registrable Shares pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and expenses of compliance with state securities or blue sky laws and related fees and disbursements of underwriters fees and expenses of other persons retained by the Company (if any), and reasonable fees and disbursements of counsel for the Company. Selling Stockholders may engage their own counsel; provided, however, that in the event that any of the Selling Stockholders retain separate counsel, the fees and expenses of such counsel shall be borne by such Selling Stockholders.

“Registrable Shares” shall mean Ordinary Shares owned or Ordinary Shares issuable upon the exercise of any stock options held by a Selling Stockholder, directly or indirectly, or any other Ordinary Shares issued to any of the Selling Stockholders, in the amounts as set forth directly opposite each Selling Stockholder’s name as set forth on Schedule A.

“Registration Statement” shall mean the Company’s Registration Statement on Form F-1 for the Secondary Public Offering as filed with the Commission.

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“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

“Violation” shall have the meaning provided in Section 5(a).

2. Form F-1 Registration for Secondary Public Offering. In connection with the Secondary Public Offering the Company will file the Registration Statement with the SEC. Each Selling Stockholder may request to include its Registrable Shares in the Registration Statement, subject to the underwriter cutback and other provisions of Section 3 hereof and elsewhere in this Agreement.

3. Selling Stockholder Obligations.

(a) Selling Stockholder Information. The Company shall not be required to include any of a Selling Stockholders Registrable Shares in the Registration Statement and the Secondary Public Offering unless the Selling Stockholder furnishes to the Company a completed selling stockholder questionnaire or such other information as the Company or the underwriter may reasonably be request.

(b) Underwriting Agreement. The Company shall not be required to include any of a Selling Stockholders Registrable Shares in the Registration Statement and the Secondary Public Offering unless the Selling Stockholder accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, including executing a joinder agreement to any underwriting agreement.

(c) Underwriter Cutback. If the underwriter determines in its sole discretion that the overall size of the Secondary Public Offering should be limited to ensure a successful offing, then any reduction in the number of Ordinary Shares (including Registrable Shares) included in the Secondary Public Offering will be allocated among the Company and each of the Selling Stockholders pro rata according to the total number of Ordinary Shares reflected in the initial Registration Statement for the Secondary Public Offering; provided, however that the Company’s participation in the underwriter cutback will stop at the point that any reduction would result in the Company raising less than $65.0 million in gross proceeds.

4. Company Obligations. In connection with its obligations under this Agreement, the Company shall:

(a) Registration Statement. Prepare and file the Registration Statement with the SEC and use reasonable commercial efforts to cause the Registration Statement to become effective.

(b) Amendments to Registration Statement. Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statement, and furnish such copies thereof to the Selling Stockholders.

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(c) Prospectus. Furnish to the Selling Stockholder and any underwriters electronic copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), and electronic copies of the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them in accordance with the intended method of disposition thereof as set forth in the Registration Statement, and cause all related filings to be made with the SEC as required by Rule 424. The Company hereby consents to the use (in accordance with law and the “Plan of Distribution” provided by the Selling Stockholder and any underwriters) of the prospectus and any amendment or supplement thereto by each of the Selling Stockholder and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Shares covered by the prospectus or any amendment or supplement thereto.

(d) Amendments to Prospectus. Promptly notify each Selling Stockholder of Registrable Shares covered by the Registration Statement at any time when the Company becomes aware of the happening of any event as a result of which the Registration Statement or the prospectus included in the Registration Statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall he necessary during such time period to amend or supplement the Registration Statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Selling Stockholder shall immediately cease to use the Registration Statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the SEC, and furnish without charge to the appropriate Selling Stockholders, a supplement to or amendment of the Registration Statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Selling Stockholder may reasonably request.

(e) Stop Orders/Suspensions. The Company shall promptly notify the underwriters, if any, and the Selling Stockholders of the issuance of, or, to the Company’s knowledge, the threatened issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or of the receipt by the Company of any notification with respect to the suspension or threatened suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction, and the Company shall take all commercially reasonable action necessary (1) to prevent the entry of any threatened stop order or any threatened suspension or (2) to remove any stop order or lift any suspensions once entered.

(f) Blue Sky Qualification. Register and qualify the Registrable Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Selling Stockholders (given the intended method of distribution), and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Stockholders to consummate the disposition in such jurisdictions of the Registrable Shares covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation or to take any action that would subject it to service of process in any such states or jurisdictions in suits other than those arising out the offer and sale of the Registrable Securities covered by the Registration Statement.

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(g) Registration Expenses. The Company shall pay all Registration Expenses (other than underwriting discounts and commissions) in connection with the registration of the Registrable Shares pursuant to this Agreement.

5. Indemnification. In the event any Registrable Shares are included in a Registration Statement under this Agreement:

(a) Indemnification by the Company. To the full extent permitted by law, the Company will indemnify and hold harmless each Selling Stockholder, each of its directors and officers, any underwriter (as defined in the Securities Act) for such Selling Stockholder and each person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to he stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law. The Company will pay to each such Selling Stockholder, director, officer, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them, plus appropriate local counsel, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however; that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not he unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or proceeding to which any Selling Stockholder, director, officer, underwriter or controlling person may become subject to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Selling Stockholder, underwriter or controlling person. This right to indemnification shall remain in full force and effect notwithstanding any investigation made by or on behalf of such Selling Stockholder or underwriter and shall survive the transfer of such securities by such Selling Stockholder.

(b) Indemnification by Selling Stockholder. To the full extent permitted by law, each Selling Stockholder severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act), any other Selling Stockholder selling securities pursuant to the Registration Statement and each person, if any, who controls any such underwriter or other Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Stockholder expressly for use in connection with the preparation of the Registration Statement; provided, however, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Stockholder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 5(b) exceed the net proceeds from the offering received by such Selling Stockholder.

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(c) Procedures. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (plus appropriate local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial in any material respect to its ability to defend such action, shall to the extent prejudicial relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

(d) Contribution. If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any Selling Stockholder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Selling Stockholder upon the sale of the Registrable Shares giving rise to such contribution obligation and all amounts previously contributed by such Selling Stockholder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable to a party as a result of the losses, claims damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(e) Survival. The obligations of the Company and Selling Stockholders under this Section 5 shall survive the completion of any offering of Registrable Shares in a Registration Statement under this Agreement, and otherwise.

6. Further Assurances. Each of the parties hereto shall, at their own cost and expense, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and each other agreement, document and instrument contemplated by this Agreement, and to give effect to the transactions contemplated hereby and thereby.

7. Termination. The rights provided in this Agreement shall terminate upon the earlier of (a) the consummation of the Secondary Public Offering, or (b) the date the Company determines not to proceed with the Secondary Public Offering.

8. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. The parties agree that the terms of this Agreement supersede any and all prior agreements between the parties relating to the transactions contemplated hereby.

9. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Selling Stockholders of the majority of the Registrable Shares.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, as applicable, the laws of the United States, without giving effect to the principles of choice of law or conflicts of laws of Delaware or any other jurisdiction.

11. Remedies. No Selling Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any the registration or the Secondary Public Offering as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

12. Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers and other communications under this Agreement in writing and addressed to the other party at its address set forth on the Company’s records (or to any other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all notices by email, personal delivery, or nationally recognized overnight courier (each with confirmation of receipt). Notice shall be deemed effective upon receipt, provided that if Notice is sent by email after 5:00 p.m. or on any day that is not a Business Day for the recipient, the Notice shall be deemed effective the next Business Day.

13. Successors and Assigns. This Agreement shall be binding upon, and all rights hereto shall inure to the benefit of, the parties hereto, and their respective successors and permitted assigns.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of a signed Agreement by reliable electronic means, including facsimile, email, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be an effective method of delivering the executed Agreement. This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GAN LIMITED

By:	/s/ Karen E. Flores
Name:	Karen E. Flores
Title:	Chief Financial Officer

/s/ Dermot S. Smurfit
Dermot S. Smurfit

/s/ Michael Smurfit Jr.
Michael Smurfit Jr.

/s/ Simon Knock
Simon Knock

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SCHEDULE A

HOLDERS AND REGISTRABLE SHARES

Selling Stockholder	# of Registrable Shares	Source of Registrable Shares	Plan Name	Grant Number	Exercise price due to company on exercise if all options exercised

Dermot Smurfit	200,000	Shares Owned
Michael Smurfit Jr.	20,000	Options and Shares Owned	GAN Ltd Stock Option Plan 2017	101-01	$15,745.50
Simon Knock	163,500	Options Owned	GAN Ltd Stock Option Plan 2017	1019-02	$214,234.05
Total Shares	383,500				$229,979.55

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